UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 1, 2005


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                   1-13669                   95-4654481
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)


             21900 BURBANK BLVD., SUITE 270
               WOODLAND HILLS, CALIFORNIA                        91367
         (Address of Principal Executive Offices)              (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On November 1, 2005, Tag-It Pacific, Inc. was informed by BDO Seidman, LLP ("BDO") that BDO would be resigning as our independent registered public accounting firm, effective immediately following the completion of its review of the information to be included in our Form 10-Q for the quarter ended September 30, 2005.

         BDO's reports on our financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified as audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2004 and 2003 and the subsequent interim period, there were no disagreements between us and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports.

         Other than the items described below, there were no "reportable events," as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

         As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended March 31, 2005, in the course of conducting its audit of our financial statements for the fiscal year ended December 31, 2004, BDO informed members of our senior management and the Audit Committee of our Board of Directors that they had discovered significant deficiencies in our internal control over financial reporting that alone and in the aggregate constituted a "material weakness," which is defined under standards established by the Public Company
Accounting Oversight Board as a deficiency that could result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The deficiencies identified consisted of the following:

         o A material weakness related to the identification of and physical controls over approximately $1.0 million of our inventory located in a third party warehouse. We have taken steps, and will continue to take additional steps, to remedy this deficiency and believe that this deficiency was limited to the third party warehouse at which the inventory was located.

         o We recorded post-closing adjustments in our financial statements for the year ended December 31, 2004 related to the allowance for doubtful accounts and deferred tax asset, which were identified by BDO in connection with their audit of the financial statements, indicating a material weakness in our quarterly and annual financial statement closing process. In order to address this material weakness, we implemented additional review procedures over the selection and monitoring of appropriate assumptions and estimates affecting these accounting practices.

         As previously disclosed in our Quarterly Report on Form 10-Q for the period ended June 30, 2005, in the course of conducting its review of our financial statements for the fiscal quarter ended June 30, 2005, BDO informed members of our senior management and the Audit Committee of our Board of Directors that they had discovered significant deficiencies in our internal control over financial reporting that alone and in the aggregate constituted a material weakness. The deficiencies identified consisted of our recording post-closing adjustments in our financial statements for the quarter ended June 30, 2005 related to the allowance for doubtful accounts, reserve for inventory obsolescence, and deferred tax asset, which were identified by BDO in connection with its review of the financial statements, indicating a material weakness in our quarterly financial statement closing process. As described above, BDO


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


identified the same material weakness in our annual financial statement closing process in connection with its audit of our financial statements for the fiscal year ended December 31, 2004.

         In order to address this material weakness identified in the annual financial statement closing process, we implemented additional review procedures over the selection and monitoring of appropriate assumptions and estimates affecting these accounting practices. There were no post-closing adjustments as of March 31, 2005, the first quarterly period following implementation of additional review procedures. The deficiencies, however, were again present in the closing process for our financial statements for the second quarter of 2005. Management has identified the steps necessary to address the material weaknesses as described above, and will continue to implement remediation plans.

         We furnished BDO with a copy of this Report on Form 8-K prior to filing with the SEC. We also requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the statements made in this Report. A copy of BDO's letter to the SEC is filed with this Report as Exhibit 16.1.
         We are currently engaged in discussions with auditing firms to replace BDO and serve as our independent registered accounting firm. Engagement of a new registered public accounting firm will be approved by the Audit Committee of the Board of Directors.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  16.1     Letter from BDO Seidman, LLP


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TAG-IT PACIFIC, INC.



Date:    November 4, 2005           By:       /S/ AUGUST DELUCA
                                       -----------------------------------------
                                          August DeLuca, Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

16.1               Letter from BDO Seidman, LLP


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